Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2014, related to the consolidated financial statements of RCS Capital Corporation and Subsidiaries which is contained in the Form 424(b) filed as Exhibit 99.1 to the Form 8-K with the Securities and Exchange Commission by RCS Capital Corporation on July 1, 2014.

/s/ WeiserMazars LLP

New York, New York

July 1, 2014